UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2026

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Units Representing Limited Partnership Interests	KRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2026, Kimbell Royalty Partners, LP, a Delaware limited partnership (“Kimbell”), and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“OpCo” and, together with Kimbell, the “Buyer Parties”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Mesa Visa Royalties, LLC, a Delaware limited liability company, (“Mesa Royalties”), Mesa Royalties III Holdings, LLC, a Delaware limited liability company (“Mesa Holdings”), Mesa Land Company, LLC, a Delaware limited liability company (“Mesa Land”, and, together with Mesa Royalties and Mesa Holdings, collectively “Sellers”) to acquire certain rights, title and interests in and to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas and other hydrocarbons underlying certain lands located in Loving, Ward, Upton, Howard, Glasscock, Martin, Winkler, Culberson, Midland, Pecos, Borden, Reagan, Reeves and Dawson Counties, Texas, and Eddy and Lea Counties, New Mexico (the “Acquired Assets”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Acquisition.”

Pursuant to the terms of the Purchase Agreement, the Buyer Parties have agreed to acquire the Acquired Assets for aggregate consideration at closing comprising (i) approximately $44 million in cash and (ii) the issuance of 6,929,000 common units representing limited liability company interests in OpCo (“OpCo Common Units”) and an equal number of Class B units representing limited partner interests in Kimbell (“Class B Units”) to the Sellers or their designees. The OpCo Common Units, together with the Class B Units, are exchangeable for an equal number of common units representing limited partners interests in Kimbell (“Common Units”). The consideration for the Acquisition is subject to certain adjustments as set forth in the Purchase Agreement. The OpCo Common Units and Class B Units will be issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

The Buyer Parties and the Sellers each made certain representations, warranties and covenants in the Purchase Agreement. The Buyer Parties, on the one hand, and each Sellers, on the other hand, agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Seller has agreed, effective as of the closing of the Acquisition and subject to certain exceptions, not to dispose of the OpCo Common Units or Class B Units for a period of 30 days following the closing. Pursuant to the Purchase Agreement, Kimbell has agreed to grant certain registration rights in favor of the Seller. Following the closing of the Acquisition, among other things, Kimbell will agree to prepare a shelf registration statement with respect to the resale of the Common Units issuable upon the conversion of the OpCo Common Units and a corresponding number of Class B Units to be issued to the Seller under the Purchase Agreement (“Registrable Securities”) that would permit some or all of the Registrable Securities to be resold in registered transactions (the “Shelf Registration Statement”), file the Shelf Registration Statement with the Securities and Exchange Commission (“SEC”) within 5 business days of the closing of the Acquisition and use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable following such filing, but in any event within 120 days of the closing of the Acquisition.

Completion of the Acquisition is subject to the satisfaction or waiver of certain customary closing conditions as set forth in the Purchase Agreement. The Acquisition is expected to close in the second quarter of 2026, with an effective date of June 1, 2026.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Purchase Agreement is filed herewith to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the parties to such agreement. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of the Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placements of the OpCo Common Units and Class B Units under the Purchase Agreement, together with any Common Units that are issued upon a future exchange election by the holders of the OpCo Common Units and Class B Units, will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On May 19, 2026, Kimbell issued a news release announcing that it has entered into the Purchase Agreement. A copy of the news release is attached hereto, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As described more fully in Item 1.01 of this Current Report on Form 8-K, the Buyer Parties have agreed to acquire certain mineral and royalty interests owned by the Sellers pursuant to the Purchase Agreement. Kimbell estimates that the Acquired Assets consisted of approximately 711 net royalty acres (“NRA”) with approximately 70% concentrated in the Delaware Basin and approximately 30% in the Midland Basin, with an estimated 7.67 MMBoe in total proved reserves. Further, the Acquired Assets consisted of interests in over 400 Drill Spacing Units (“DSUs”) across 15 Permian counties and 600 undeveloped locations identified across the position. For the next twelve months, Kimbell estimates that, as of June 1, 2026, the Acquired Assets will produce 1,390 Boe/d, comprising 754 Bbl/d of oil, 315 Bbl/d of NGLs, and 1,928 Mcf/d of natural gas (on a 6:1 basis).

As of May 1, 2026, there were 13 active rigs in operation on the Acquired Assets, including 11 in the Delaware Basin. Kimbell further estimates that, as of May 1, 2026, there are 364 gross drilled but uncompleted wells, and of all the cash flow expected to be generated in the first year after acquisition, 93% will come from PDP and PDNP wells, with oil-weighted production from over 2,300 total producing wells. Kimbell estimates that the liquids-focused asset base will increase its oil weighting from 32% to 33% of its daily production mix.

Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates prepared by one engineer may vary from those prepared by another. Estimates of proved reserves for Kimbell’s oil and gas properties as of December 31, 2025 were be prepared by Ryder Scott Company, L.P. using the information available at that time, and estimates of proved reserves related to the Acquisition will be prepared by Ryder Scott Company, L.P. as of December 31, 2026. Upon completion of their review, the estimate of the proved reserves for Kimbell’s oil and gas properties as of December 31, 2026 will be different from the estimate of the proved reserves for Kimbell’s oil and gas properties as of December 31, 2025, and the estimates of proved reserves relating to the Acquired Assets as of December 31, 2026 will be different from Kimbell management’s estimates of such reserves as of May 1, 2026.

Kimbell’s assessment and estimates of the assets to be acquired in the Acquisition to date has been limited. Even by the time of closing, Kimbell’s assessment of these assets will not reveal all existing or potential problems, nor will it permit Kimbell to become familiar enough with the properties to assess fully their capabilities and deficiencies. Moreover, there can be no assurance that Kimbell and OpCo will consummate the Acquisition on the terms described in Item 1.01 of this Current Report on Form 8-K or at all. Even if Kimbell and OpCo consummate the Acquisition, they may not be able to achieve the expected benefits of the Acquisition.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the exhibits hereto includes forward-looking statements. These forward-looking statements, which include statements regarding the anticipated benefits of the Acquisition, the expected timing of the closing of the Acquisition, operational data with respect to the Acquisition, involve risks and uncertainties, including risks that the anticipated benefits of the Acquisition are not realized; risks relating to Kimbell’s integration of the Acquired Assets; risks relating to the possibility that the Acquisition does not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all; and risks relating to Kimbell’s business and prospects for growth and acquisitions. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K is filed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the SEC. These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Assets; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1*	Purchase and Sale Agreement, dated as of May 18, 2026, by and among Mesa Visa Royalties, LLC, Mesa Royalties III Holdings, LLC, Mesa Land Company, LLC, Kimbell Royalty Partners, LP and Kimbell Royalty Operating, LLC

99.1	News release issued by Kimbell Royalty Partners, LP, dated May 19, 2026

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish supplementally a copy of each such schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer
Date: May 19, 2026